UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2021

Redwire Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39733	98-1550429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8226 Philips Highway, Suite 101

Jacksonville, Florida 32256

(Address of Principal Executive Offices)

(Zip Code)

(650) 701-7722

(Registrant’s Telephone Number, Including Area Code)

Genesis Park Acquisition Corp.

2000 Edwards Street, Suite B

Houston, TX 77007

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 2, 2021, Redwire Corporation (“Redwire”) announced that the previously announced transactions contemplated by the Merger Agreement (as defined below) were consummated. In connection with the closing of the merger, the registrant changed its name from Genesis Park Acquisition Corp. (“GPAC”) to Redwire Corporation.

Item 1.01. Entry into Material Definitive Agreement.

As disclosed under the section entitled “Business Combination Proposal” beginning at page 96 of the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2021 by GPAC, Redwire entered into an Agreement and Plan of Merger, dated as of March 25, 2021 (as amended, supplemented or otherwise modified from time to time “Merger Agreement”), by and among Shepard Merger Sub Corporation, a Delaware corporation (“Merger Sub”) and direct, wholly owned subsidiary of Genesis Park Acquisition Corp., Cosmos Intermediate, LLC (“Cosmos”), a Delaware limited lability company and direct wholly owned subsidiary of AE Red Holdings, LLC, a Delaware limited liability company (“AE Red Holdings”), GPAC and AE Red Holdings, whereby (a) Merger Sub, merged with and into Cosmos, (the “First Merger”), with Cosmos as the surviving company in the First Merger, and (b) Cosmos merged with and into GPAC (the “Second Merger” and together with the First Merger, the “Mergers” or the “Merger”), with GPAC as the surviving entity in the Second Merger. The Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 2.01 of this Report discusses the consummation of the transactions and various other transactions and events contemplated by the Merger Agreement which took place on September 2, 2021 (the “Closing”).

Amendment to Term Loan Agreement

On September 2, 2020 and substantially contemporaneous with consummation of the Merger, Redwire Holdings, LLC (the “Lead Borrower” and together with each other borrower, the “Borrowers”), a subsidiary of Redwire, Redwire Intermediate Holdings, LLC (“Parent”) and certain subsidiaries of the Lead Borrower entered into the Second Amendment (the “Credit Facility Amendment”) which amends that certain Credit Agreement, (as previously amended, supplemented or modified, the “Credit Agreement”), dated as of October 28, 2020, by and among the Borrowers, the Parent, certain subsidiaries of the Lead Borrower, the lenders party thereto and Adams Street Credit Advisors LP, as administrative agent and collateral agent.

The material terms of the Credit Facility Amendment include, among other things:

•	an amendment to the financial covenant to provide that the consolidated total net leverage ratio of the Lead Borrower and its restricted subsidiaries as of the last day of any quarter may not exceed 6.50:1.00 (the “Financial Covenant”);

•	removal of the cap on the amount of unrestricted cash which may be netted for purposes of the Financial Covenant and any other provision requiring compliance with a consolidated total net leverage ratio, consolidated senior secured net leverage ratio or consolidated secured net leverage ratio;

•	an amendment to the definition of “Consolidated EBITDA” to provide that (i) adjustments for restructuring charges, retention, severance and run-rate synergies and cost saves shall be limited to 30% of Consolidated EBITDA (after giving effect to such adjustment) and (i) the adjustment for the proforma results of new contracts shall be limited to 30% of Consolidated EBITDA (after giving effect to such adjustment); and

•	a reset of the call protection to provide that the Borrowers must pay a 2% premium on any voluntary prepayments of the credit facility, mandatory prepayments resulting from the incurrence of unpermitted debt or payments upon acceleration occurring prior to September 2, 2022 and a 1% premium on any voluntary prepayments of the credit facility prepayments mandatory prepayments resulting from the incurrence of unpermitted debt or payments upon acceleration occurring on or after September 2, 2022 but prior to September 2, 2023.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 1, 2021, GPAC held a special meeting of stockholders (the “Special Meeting”), at which the GPAC shareholders considered and adopted, among other matters, a proposal to approve the Business Combination (as defined by the Proxy Statement/Prospectus), including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus.

At the Special Meeting, holders of 6,510,755 shares of GPAC common stock sold in its initial public offering (the “Public Shares”) exercised their rights to convert those shares to cash at a conversion price of approximately $10.15 per share, or an aggregate of approximately $66,107,775 million.

Each outstanding share of common stock of GPAC was converted into one share of common stock of Redwire. The outstanding warrants of GPAC automatically entitle the holders to purchase shares of common stock of Redwire upon consummation of the transactions.

Immediately after giving effect to the transactions (including as a result of the conversions described above and certain redemptions of Redwire common stock immediately prior to the Closing), there were 59,661,273 shares of common stock and 15,920,979 warrants issued and outstanding. Upon the Closing, GPAC’s units, common stock and warrants ceased trading, and Redwire’s shares of common stock and warrants began trading on the New York Stock Exchange (the “NYSE”) under the symbols “RDW” and “RDW WS,” respectively. As of the closing date, AE Red Holdings owned approximately 62% of Redwire’s outstanding shares of common stock and the former stockholders of GPAC (excluding the PIPE Investors, as defined below) owned approximately 10% of Redwire’s outstanding shares of common stock.

As noted above, the per share conversion price of approximately $10.15 for holders of Public Shares electing redemption was paid out of Redwire’s trust account, which had a balance immediately prior to the Closing of approximately $166,292,257 million. Following the payment of redemptions and after giving effect to the $85.00 million PIPE financing described below, Redwire had approximately $185,184,482 million of available cash for disbursement in connection with the transactions. Of these funds, approximately $29 million was used to pay certain transaction expenses and $75 million was paid to AE Red Holdings as cash consideration in accordance with the Merger Agreement.

Investor Rights Agreement

AE Red Holdings and certain of its affiliates (“Partners”) and Genesis Park Holdings, a Cayman Islands limited liability company (“Sponsor”), have been granted certain rights, pursuant to the Investor Rights Agreement (“Investor Rights Agreement”) entered into on March 25, 2021, in connection with the execution of the Merger Agreement. Pursuant to the Investor Rights Agreement, the Redwire Board of Directors (“Redwire Board”) is comprised of seven directors, of which (i) five of such directors were initially designated by the Partners and (ii) two of such directors were initially designated by the Sponsor, as further set forth by the Investor Rights Agreement. Further, pursuant to the Investor Rights Agreement, Redwire has agreed to register certain securities held by the parties to the Investor Rights Agreement, including (i) all shares of Redwire common stock, (ii) all private placement warrants held by the Sponsor and Jefferies LLC (“Jefferies”) and all other warrants to purchase Redwire common stock, (iii) any shares of Redwire common stock issued or issuable upon exercise of the private placement warrants and all other warrants, (iv) any equity securities of Redwire or any subsidiary of Redwire that may be issued or distributed or be issuable with respect to the securities referred to in the preceding clauses by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction and (v) any other registrable securities, in each case for sale under the Securities Act of 1933, as amended (“Securities Act”) and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. The Partners will also be entitled to unlimited demand rights at any time a shelf registration statement is not effective and all holders will be entitled to customary piggy-back rights, subject to customary cut-back provisions. Additionally, holders have agreed to not to sell, transfer, pledge or otherwise dispose of shares of registrable securities for 180 days; provided, the foregoing transfer restrictions will not apply under certain conditions. This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Omnibus Incentive Plan

At the Special Meeting, the stockholders of GPAC adopted and approved the Redwire Corporation 2021 Omnibus Equity Incentive Plan (the “Omnibus Plan”). The purpose of the Omnibus Plan is to promote the long-term success of Redwire and the creation of stockholder value by providing eligible employees, directors, and consultants of Redwire the opportunity to receive stock- and cash-based incentive awards in order to attract, retain and reward such service providers, encourage them and align their economic interests with those of Redwire’s stockholders. The material features of the Omnibus Plan are described in the Proxy Statement/Prospectus in the section entitled “Incentive Equity Plan Proposal” beginning on page 164 and that information is incorporated herein by reference.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Omnibus Plan, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Employee Stock Purchase Plan

At the Special Meeting, the stockholders of GPAC adopted and approved the Redwire Corporation 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees, directors, and consultants of Redwire the opportunity to increase their proprietary interest in the success of Redwire by purchasing Redwire common stock from Redwire on favorable terms and to pay for such purchases through payroll deductions. The material features of the ESPP are described in the Proxy Statement/Prospectus in the section entitled “Employee Stock Purchase Plan Proposal” beginning on page 173 and that information is incorporated herein by reference.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the ESPP, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

Voting and Support Agreements

In connection with the Merger Agreement, on March 25, 2021, each of Genesis Park II, L.P. (“GPLP”) and certain funds managed by Crescent Park Management, L.P. (the “Crescent Park Funds”) entered into a Voting and Supporting Agreement, pursuant to which they agreed, among other things, to vote all ordinary shares of GPAC owned by each party (i) in favor of the adoption of the Merger Agreement and in favor of the approval of the Business Combination; (ii) in favor of the issuance of the Redwire common stock in connection with the First Merger and under the subscription agreements entered into by GPAC and each of the PIPE Investors in connection with the PIPE Financing (as defined below) (“Subscription Agreements”); (iii) in favor of the amendment and restatement of the existing governing documents; (iv) in favor of the adoption and approval of certain differences to the existing governing documents in the Certificate of Incorporation of Redwire Corporation; (v) in favor of the approval of the adoption of the Omnibus Plan; (vi) in favor of the approval of the adoption of the ESPP; (vii) in favor of any other proposals the parties to the Merger Agreement agree are necessary or desirable to consummate the transactions contemplated thereby as are set forth in the Proxy Statement/Prospectus; (viii) against any action, proposals, transactions or agreements that would reasonably be expected to result in a breach of any representations, warranties, covenants, obligations or agreements of GPAC contained in the Merger Agreement; (ix) for any proposal to adjourn or postpone the applicable extraordinary general meeting of shareholders to approve matters related to the Merger Agreement and the transactions contemplated thereby to a later date if (and only if) there are not sufficient votes for approval of such matters; and (x) against (a) any alternative proposals or transactions to the Merger Agreement and approval of the Business Combination and other transactions contemplated by the Merger Agreement, (b) any change in the capitalization of GPAC or any amendment to GPAC’s existing governing documents (except to the extent expressly contemplated by the Merger Agreement), (c) any liquidation, dissolution or other change in GPAC’s corporate structure or business, (d) any action, proposal, transaction or agreement that would result in a material breach of any representations, warranties, covenants, obligations or agreements of GPLP and the Crescent Park Funds contained in the Voting and Support Agreements or (e) any action or proposal involving GPAC or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Voting and Support Agreements, which are included as Exhibit 10.5 and Exhibit 10.6 to this Report and are incorporated herein by reference.

Warrant Forfeiture Agreement

In connection with the Merger Agreement, GPAC, the Sponsor, Jefferies, Cosmos and AE Red Holdings entered into a forfeiture agreement (the “Warrant Forfeiture Agreement”), pursuant to which, immediately prior to (and contingent upon) the Closing, the Sponsor and Jefferies forfeited and surrendered to GPAC for no consideration an aggregate of 2,000,000 private placement warrants, of which (i) the Sponsor forfeited and surrendered to GPAC 1,886,000 warrants and (ii) Jefferies forfeited and surrendered to GPAC 114,000 warrants, in each case that were acquired by the Sponsor and Jefferies in a private placement concurrently with GPAC’s initial public offering. Pursuant to the Warrant Forfeiture Agreement, such surrendered and forfeited private placement warrants were retired and cancelled.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Warrant Forfeiture Agreement, which is included as Exhibit 10.7 to this Report and is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as GPAC was immediately before the transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Redwire, as the successor issuer to GPAC, is providing the information below that would be included in a Form 10 if Redwire were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the transactions, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Some of the information contained in this Report, or incorporated herein by reference, may constitute forward-looking statements for the purpose of the federal securities laws. These statements can be identified by forward-looking words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

Redwire believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that Redwire’s management is not able to predict accurately or over which Redwire has no control. The risk factors and cautionary language contained in this Report, and incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

•	our limited operating history makes it difficult to evaluate future prospects and the risks and challenges we may encounter;

•	our projections of future financial results are based on a number of assumptions by our management, some or all of which may prove to be incorrect, and actual results may differ materially and adversely from such projections;

•	if we are unable to successfully integrate recently completed and future acquisitions or successfully select, execute or integrate future acquisitions into the business, our operations and financial condition could be materially and adversely affected;

•	the market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential that we expect or may grow more slowly than expected;

•	we may not be able to convert orders in backlog into revenue;

•	if we fail to adequately protect our intellectual property rights, our competitive position could be impaired and our intellectual property applications for registration may not issue or be registered, which could have a material adverse effect on our ability to prevent others from commercially exploiting projects similar to ours;

•	protecting and defending against intellectual property claims could have a material adverse effect on our business;

•	our business is subject to a wide variety of extensive and evolving government laws and regulations, and failure to comply with such laws and regulations could have a material adverse effect on our business;

•	we have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties;

•	data breaches or incidents involving our technology could damage our business, reputation and brand and substantially harm our business and results of operations;

•	we are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy;

•	our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance that we may provide;

•	we will incur significant expenses and capital expenditures in the future to execute our business plan and we may be unable to adequately control our expenses;

•	our ability to successfully implement our business plan will depend on a number of factors outside of our control;

•	our management has limited experience in operating a public company;

•	we may not be able to successfully develop our technology and services;

•	competition with existing or new companies could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share;

•	the current pandemic outbreak of a novel strain of coronavirus, also known as COVID-19, may continue to disrupt and adversely affect our business;

•	adverse publicity stemming from any incident involving Redwire or our competitors could have a material adverse effect on our business, financial condition and results of operations;

•	we may not be able to adapt to and satisfy customer demands in a timely and cost-effective manner;

•	we may not be able to respond to commercial industry cycles in terms of cost structure, manufacturing capacity, and/or personnel needs;

•	any delays in the development, design, engineering and manufacturing of our products and services may adversely affect our business, financial condition and results of operations;

•	we may be adversely affected by other economic, business, and/or competitive factors;

•	the benefits of the Business Combination may not be realized to the extent currently anticipated by us, or at all. The ability to recognize any such benefits may be affected by, among other things, competition, the ability of us to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	the costs related to the Business Combination could be significantly higher than currently anticipated; and

•	substantial future sales or other issuances of our common stock could depress the market for our common stock.

Undue reliance should not be placed on these forward-looking statements.

Business

The business of Redwire is described in the Proxy Statement/Prospectus in the section entitled “Information About Redwire” beginning on page 231 and that information is incorporated herein by reference.

Risk Factors

The risks associated with Redwire’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 33 and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial information of Redwire. Reference is further made to the disclosure contained in Exhibit 99.2 hereto, entitled, “Redwire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated herein by reference.

Properties

The facilities of Redwire are described in the Proxy Statement/Prospectus in the section entitled “Information About Redwire – Facilities” on page 246 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Closing regarding the beneficial ownership of Redwire’s shares of common stock by:

•	each person known to be the beneficial owner of more than 5% of Redwire’s outstanding shares of common stock;

•	each director and each of Redwire’s principal executive officers; and

•	All current executive officers and directors as a group.

Unless otherwise indicated, Redwire believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of common stock
Directors and Executive Officers Post-Business Combination:
Jonathan E. Baliff	5,000	*
John Bolton	—	—
Reggie Brothers	—	—
Peter Cannito	—	—
Les Daniels	—	—
Joanne Isham	—	—
Kirk Konert	—	—
William Read	—	—
Andrew Rush	—	—
Nathan O’Konek	—	—
All directors and executive officers Post-Business Combination as a group (ten individuals)	—	—%

Five Percent Holders:
AE Red Holdings (2)	37,200,000	62%
Genesis Park Holdings (3)	6,094,406	10%
Crescent Park Management, LP (4)	3,047,125	5%

(1)	Unless otherwise noted, the business address of each of the directors and executive officers following the Business Combination is: 8226 Philips Highway, Suite 101 Jacksonville, Florida 32256.

(2)	AE Red Holdings is controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively the “AE Partners Funds”). The general partner of the AE Partners Funds is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Red Holdings. Each of the entities and individuals named above disclaims beneficial ownership of the Redwire common stock held of record by AE Red Holdings, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.

(3)	GPLP is the managing member of the Sponsor, and Genesis Park II GP, LLC (“GPLLC”) is the general partner of GPLP, and as such, has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor. The managers of GPLLC are Paul Hobby, Peter Shaper and Steven Gibson, none of whom exercise voting or dispositive power with respect to the ordinary shares alone or are deemed to have beneficial ownership. Each of our officers and directors hold a direct or indirect interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)	Based on Amendment No. 2 to Schedule 13D jointly filed on April 12, 2021 by Crescent Park Management, L.P. (“Crescent Park”), Crescent Park GP, LLC (“Crescent Park GP”), CPM GP, LLC (“CPM GP”), Crescent Park Master Fund, L.P. (“Master Fund”) and Eli D. Cohen (collectively, the “Crescent Filers”). The business address of the Crescent Filers is 1900 University Avenue, Suite 501, East Palo Alto, California 94303. Crescent Park is an investment adviser to several private investment funds, including Master Fund which directly holds 1,647,068 Class A ordinary shares. CPM GP is the general partner of Crescent Park. Crescent Park GP is the general partner of the funds. Mr. Cohen is the controlling person of Crescent Park and Crescent Park GP. By virtue of these relationships Crescent Park, CPM GP, Crescent Park GP and Mr. Cohen may be deemed to beneficially own 2,390,000 Class A ordinary shares.

Directors and Executive Officers

The following persons are the executive officers and directors of Redwire:

Name	Age	Position
Peter Cannito	49	Chairman and Chief Executive Officer
Andrew Rush	36	President and Chief Operating Officer
William Read	51	Chief Financial Officer
Nathan O’Konek	39	Executive Vice President, General Counsel and Secretary
Les Daniels	74	Director
Reggie Brothers	61	Director
Joanne Isham	65	Director
Kirk Konert	34	Director
Jonathan E. Baliff	57	Director
John S. Bolton	54	Director

Executive Officers

Peter Cannito. Mr. Cannito has served as AE Red Holdings’ Chief Executive Officer since March 2020. Prior to his current role, Mr. Cannito served as the CEO of Polaris Alpha from October 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence Community Prior to that, Mr. Cannito previously held executive roles, including CEO and COO, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito has been an operating partner with AEI Industrial from August 2019 to Present. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an MBA from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director of the Redwire Board.

William Read. Mr. Read has served as AE Red Holdings’ Chief Financial Officer since August, 2020. Prior to AE Red Holdings, Mr. Read was the EVP/CFO of Abaco Systems from February 2018 to October 2019, a major private equity backed supplier of embedded computing systems for the defense and aerospace industry. Mr. Read also served as CFO of Harmar Mobility from May 2017 until February 2018 and CFO of Domo Tactical Communications from June 2016 to April 2017. Mr. Read also served as CFO for BBB Industries, the leading supplier of remanufactured automotive hard parts to the US aftermarket from November 2012 until May 2016. William has a bachelor’s degree in Accounting from the University of Tennessee at Martin and an MBA from The Jack C. Massey Graduate School of Business at Belmont University. He is a licensed Certified Public Accountant (inactive-TN), a Certified Management Accountant and a Chartered Global Management Accountant.

Andrew Rush. Mr. Rush has served as AE Red Holdings’ President and Chief Operating Officer since January 2021. Mr. Rush has been COO since June 2020. Previously, Mr. Rush was the President & CEO of Made In Space from March 2015 to June 2020. Mr. Rush is a member of the NASA Advisory Council and currently serves as Chairman of the council’s Regulatory and Policy Committee. Prior to joining Made In Space, Mr. Rush was employed at PCT Law Group from March 2012 to March 2015, where he rose to the role of intellectual property law partner. Mr. Rush earned a bachelor’s degree in physics from the University of North Florida and a Juris Doctorate degree from Stetson University.

Nathan O’Konek. Mr. O’Konek has served as AE Red Holdings’ Executive Vice President and General Counsel since June 2020. Previously Mr. O’Konek was Executive Vice President, Strategic Development and General Counsel of Made In Space from February 2019 to June 2020. Prior to joining Made In Space, Mr. O’Konek was Senior Director, Commercial Space from July 2018 to February 2019 and Director, Commercial Space from July 2017 to July 2018 of Space Florida, the aerospace economic development agency of the State of Florida. Mr. O’Konek previously served as the Director of Business Operations and Corporate Secretary of Masten Space Systems from December 2011 until July 2017. Mr. O’Konek began his career as a capital markets attorney in the London and New York offices of Latham & Watkins. Mr. O’Konek graduated from Carleton College and from the University of Minnesota Law School.

Directors

Les Daniels. Mr. Daniels has been an Operating Partner at AE Industrial Partners, LLC since October 2017. Mr. Daniels currently sits on the boards of AE Industrial’s portfolio company, Moeller, as well as GAMCO Investors, Inc. (GBL) and CSAT Solutions. Mr. Daniels also serves on The Advisory Committee on Trade Policy and Negotiation (ACTPN) as a presidential appointee. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, where he served from 1989 to 2014. Prior to CAI Managers, Mr. Daniels served as President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels earned his undergraduate degree from Fordham University. We determined that Mr. Daniels extensive experience in aerospace, business and on public company boards, as well as his perspective as a representative of our largest stockholder, qualifies him to serve as a director on the Redwire Board.

Reggie Brothers. Dr. Brothers has served as CEO of BigBear.ai since June 2020. Previously, Dr. Brothers served as Chief Technology Officer at Peraton Corporation from January 2018 to June 2020 and as Principal at The Chertoff Group from January 2017 to January 2018. From April 2014 to January 2017, Dr. Brothers served as the Under Secretary for Science and Technology at the Department of Homeland Security. Dr. Brothers received an undergraduate degree from Tufts University, a master’s degree from Southern Methodist University and a PhD from Massachusetts Institute of Technology. We determined that Dr. Brother’s 30 year career and extensive experience in senior leadership positions in science and technology spanning academia, government and industry qualifies him to serve as a director on the Redwire Board.

Joanne Isham. Ms. Isham is the Founder of Veros Global Solutions, LLC, and President of Isham Associates, LLC, both advisory firms focused on national security and innovative technologies, and she has served at each since January 2020 and December 2011, respectively. From June 2006 through December 2010 Ms. Isham served Vice President, Deputy General Manager of Network Systems at BAE Systems plc, Chief Operations Officer of HPTi, and Vice President of L1. Ms. Isham previously served as a Senior Executive in the Central Intelligence Agency from 1977 to 2006 during which time she served as the Deputy Director for Science and Technology from 1998 - 2001 and as Deputy Director of the National Geospatial-Intelligence Agency from 2001 until 2006. Ms. Isham earned her undergraduate degree from the University of Notre Dame. We determined that Ms. Isham’s history and experience in relevant industries qualifies her to serve as a director on the Redwire Board.

Kirk Konert. Mr. Konert has served with AE Industrial Partners, LLC, as a Partner since October 2019 and as a Principal starting in August 2014. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert earned his undergraduate degree from Davidson College. We determined that Mr. Konert’s experience and history in portfolio company management qualifies him to serve as a director on the Redwire Board.

Jonathan E. Baliff. Mr. Baliff has served as President, Chief Financial Officer and Director of GPAC since November 2020. He has been a leader in the aviation and infrastructure sector for over 25 years, acting as a public company senior executive in addition to an investment and commercial banker. Most recently, Mr. Baliff was at Bristow (formerly NYSE:BRS), the world’s largest commercial helicopter and industrial aviation company serving the energy and government sectors, where he served first as Chief Financial Officer from 2010 to 2014 and President and Chief Executive Officer from 2014 to 2019. During his time at Bristow, the company consistently led its peers in safety, operational and financial performance with over $1.5 billion in business and long-term contract acquisitions. Despite significant turmoil in the offshore transportation services market following the 2014 global oil price collapse, Bristow continued to recognize revenue growth while Bristow’s peer group’s revenues fell by an average of ~10% annually with most competitors filing for bankruptcy over the same period. Bristow filed for Chapter 11 bankruptcy protection in May 2019. Mr. Baliff is currently named as a defendant in a class-action lawsuit against Bristow and certain of its former directors and officers, which is currently entering mediation. A related derivative lawsuit has already been dismissed. Prior to joining Bristow, Mr. Baliff acted as Executive Vice President for Strategy at NRG (NYSE:NRG), the largest independent electric power generator in the United States, from 2007 to 2010. As both a banker to and an employee of NRG, Mr. Baliff was part of the team that led the company out of bankruptcy in 2004 to become a member of the Fortune 500 and systematically changed the company’s business by pursuing a retail customer and low-carbon energy strategy. This strategy included completing over $5 billion in acquisitions including the purchase of Reliant Energy and Green Mountain Energy, growing the retail footprint of NRG to over three million customers. Prior to NRG, Mr. Baliff acted as a Managing Director in Credit Suisse’s Global Energy Group from 1996 to 2007 and an associate in J.P. Morgan’s Natural Resources Group from 1995 to 1996, where he was responsible for corporate finance and M&A executions during the era of natural gas and electric utility deregulation, with over $50 billion in M&A transactions and financings completed. Additionally, Mr. Baliff served on active duty in the U.S. Air Force from 1985 to 1993 as an aviator flying the F-4 Phantom fighter aircraft. Currently, Mr. Baliff serves on the board of directors and Risk Committee of Texas Capital Bancshares, Inc. (NASDAQ:TCBI), the parent company of Texas Capital Bank. Mr. Baliff has served on the Board of TCBI since 2017, during which period the company generated an average annual increase in net income available to common shareholders of 29.1%. Mr. Baliff holds a Bachelor of Aerospace Engineering from the Georgia Institute of Technology and a Master of Science in Foreign Service from Georgetown University. We determined that Mr. Baliff’s industry and public company experience qualifies him to serve as a director on the Redwire Board.

John S. Bolton. Mr. Bolton has acted as an Advisor to GPAC since November 2020. Mr. Bolton has over 30 years of industry executive experience, including seven years as President of Honeywell’s (NYSE:HON) Aerospace Air Transport & Regional business, a $4.7 billion revenue per year global business enterprise that provides original equipment and aftermarket products and services to the aviation segments. He also spent three years as Vice President leading Honeywell’s Aftermarket for the Business & General Aviation Strategic Business Unit, where he leveraged extensive cross-functional, product and customer experience to provide strategic and tactical leadership to this $1.2 billion business. Mr. Bolton is currently the Owner and President of Blu Sky Edge Corp, an aviation commercial propulsion engine leasing and product sales company. Mr. Bolton holds a B.S. from Clarkson University in New York and an M.B.A. from Duke University. We determined that Mr. Bolton’s extensive experience and history in the aerospace industry, as well as his senior leadership experience in a public company, qualifies him to serve as a director on the Redwire Board.

Additionally, interlocks and insider participation information regarding Redwire’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination – Compensation Committee Interlocks and Insider Participation” on page 277 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of Redwire’s executive officers and directors is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 279 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Redwire are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions–Redwire” beginning on page 291 and are incorporated herein by reference. The foregoing section is supplemented by the disclosure below.

Redwire was a party to a Consulting Agreement, dated March 2, 2020 (the “Consulting Agreement”), as amended June 25, 2020, by and among certain of Redwire’s subsidiaries and AE Industrial Partners (“AE”) pursuant to which Redwire received consulting services from AE related to business and financial management. In connection with the closing of the Business Combination, the parties terminated the Consulting Agreement and AE was paid amounts of approximately $315,000 by Redwire.

Reference is made to the disclosure regarding director independence in the Proxy Statement/Prospectus in the section entitled “Management Following the Business Combination–Director Independence” on page 275, which is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About Redwire – Legal Proceedings” on page 245, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Redwire’s shares of common stock began trading on the NYSE under the symbol “RDW” and its warrants began trading on the NYSE under the symbol “RDW WS” on September 3, 2021 subject to ongoing review of Redwire’s satisfaction of all listing criteria post-Business Combination, in lieu of the common stock and warrants of GPAC. Redwire has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Redwire Board to retain all earnings, if any, for use in Redwire’s business operations and, accordingly, the Redwire Board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of the Redwire Board and will be contingent upon Redwire’s future revenues and earnings, as well as its capital requirements and general financial condition.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of Redwire’s shares of common stock in connection with the transactions, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of Redwire’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of New Redwire Securities” beginning on page 296 and is incorporated herein by reference.

Indemnification of Directors and Officers

The Delaware General Corporation Law (the “DGCL”) permits Redwire to indemnify its directors, officers, employees and agents, subject to limitations imposed by Delaware law. Redwire’s Bylaws require it to indemnify directors and officers to the full extent permitted by the DGCL. Redwire also entered into indemnification agreements with certain of its officers and directors upon the Closing that provide for indemnification to the maximum extent allowed under the DGCL. Information about the indemnification of Redwire’s directors and officers is set forth in “Part II, Item 20. Indemnification of directors and officers” of the Registration Statement containing the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial statements and supplementary data of Redwire and its affiliates.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure contained in Item 4.01 of this Report, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial information of Redwire and its affiliates.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report concerning the shares of Redwire common stock issued to AE Red Holdings in the transactions.

In connection with the Business Combination, GPAC entered into Subscription Agreements, pursuant to which certain investors named therein (the “PIPE Investors”) purchased an aggregate of 85.00 million shares of GPAC common stock, at a price of $10.00 per share, (the “PIPE Financing”).

The PIPE Financing closed on September 2, 2021 and the issuance of an aggregate of 8,500,000 shares of GPAC common stock occurred immediately prior to the consummation of the Business Combination. Upon consummation of the Business Combination, the shares automatically converted into common stock of Redwire. The sale and issuance was made to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act.

This summary is qualified in its entirety by reference to the text of the form of Subscription Agreement, which is included as Exhibit 10.8 to this Report and is incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

WithumSmith+Brown, PC (“Withum”), GPAC’s independent registered public accounting firm prior to the Business Combination, was informed on September 2, 2021 that it was dismissed as the Company’s independent registered public accounting firm. Effective September 2, 2021, the Company’s board of directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. PwC previously served as the independent registered public accounting firm of Cosmos Intermediate, LLC prior to the Business Combination.

Withum’s report on GPAC’s financial statements as of December 31, 2020 and for the period from July 29, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from July 29, 2020 (inception) through December 31, 2020 and the subsequent interim period through September 2, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in GPAC’s internal control over financial reporting as a result of GPAC’s restatement of its financial statements to reclassify GPAC’s warrants as described in the Form 10-K/A filed May 10, 2021 occurred from July 29, 2020 (inception) through December 31, 2020 and the subsequent interim period through September 2, 2021.

During the period from July 29, 2020 (GPAC’s inception) through December 31, 2020 and the subsequent interim period through September 2, 2021, GPAC did not consult PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GPAC’s financial statements, and no written report or oral advice was provided to GPAC by PwC that PwC concluded was an important factor considered by Redwire in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Redwire provided Withum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Report and requested that Withum furnish a letter addressed to the Commission, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 5.06. Change in Shell Company Status.

As a result of the transactions, GPAC ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Business Combination Proposal” beginning on page 96, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

Item 8.01. Other Events

On September 2, 2021, Redwire issued a press release announcing the consummation of the Business Combination, which is included in this Report as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(a)-(b) Financial Statements.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-45 and in Exhibit 99.3 hereto, each of which is incorporated herein by reference. Certain unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.4, which is incorporated herein by reference.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of March 25, 2021, by and among GPAC, Shepard Merger Sub Corporation, Cosmos Intermediate, LLC and Redwire, LLC (included as Annex A the definitive Proxy Statement/Prospectus filed on July 6, 2021).

3.1	Certificate of Incorporation of Redwire Corporation, filed with the Secretary of State of the State of Delaware on September 2, 2021.

3.2	Bylaws of Redwire Corporation.

3.3	Certificate of Corporate Domestication of GPAC, filed with the Secretary of State of the State of Delaware on September 2, 2021.

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by GPAC on September 25, 2020).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed by GPAC on September 25, 2020).

4.3	Warrant Agreement, dated as of November 23, 2020, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by GPAC on November 27, 2020).

10.1	Investor Rights Agreement, dated as of March 25, 2021, by and among GPLP, the Sponsor, GPAC, AE Red Holdings and Jefferies (included as Annex H to the proxy statement/prospectus filed by GPAC. on July 6, 2021)

10.2	Form of Redwire Corporation 2021 Omnibus Equity Incentive Plan (included as Annex J to the definitive Proxy Statement/Prospectus filed by GPAC on July 6, 2021)

10.3	Form of Redwire Corporation 2021 Employee Stock Purchase Plan (included as Annex K to the Proxy Statement/Prospectus filed by GPAC on July 6, 2021)

10.4	Form of Indemnification Agreement.

10.5	Form of Voting and Support Agreement of GPLP (included as Annex G-1 to the Proxy Statement/Prospectus filed by GPAC on July 6, 2021)

10.6	Form of Voting and Support Agreement of Crescent Park Funds (included as Annex G-2 to the Proxy Statement/Prospectus filed by GPAC on July 6, 2021)

10.7	Warrant Forfeiture Agreement, dated as of March 25, 2021, by and among GPAC, the Sponsor, Jefferies, AE Red Holdings and Cosmos (included as Annex I to the Proxy Statement/Prospectus filed by GPAC on July 6, 2021)

10.8	Form of Subscription Agreement (included as Annex F to the Proxy Statement/Prospectus filed by GPAC on July 6, 2021)

10.9	Amendment No. 1 to the Redwire Corporation 2021 Omnibus Equity Incentive Plan (included as Exhibit 10.2 to this Current Report on Form 8-K)

16.1	Letter of WithumSmith+Brown, PC.

99.1	Press Release, dated September 2, 2021.

99.2	Redwire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Unaudited financial statements.

99.4	Unaudited pro forma financial statements.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2021	REDWIRE CORPORATION

	By:	/s/ William Read
Name: William Read
Title: Chief Financial Officer